Exhibit 10.20

OPENWAVE SYSTEMS INC.
2001 STOCK COMPENSATION PLAN

RESTRICTED STOCK BONUS AGREEMENT
BETWEEN THE COMPANY AND EXECUTIVE OFFICERS OF THE COMPANY
LISTED ON EXHIBIT A

This RESTRICTED STOCK BONUS AGREEMENT (this “Agreement”), dated as of the      day of                      200  , is entered into by and between Openwave Systems Inc., a Delaware corporation (the “Company”), and [insert name of Grantee], an Employee (the “Grantee” and together with the Company the “Parties”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings set forth in the Company’s 2001 Stock Compensation Plan, as amended (the “Plan”).

RECITALS

WHEREAS, on [insert grant date] (the “Date of Grant”), the Board of Directors (the “Board”) of the Company awarded the Grantee [insert number of shares] shares of the Company’s Common Stock, par value $0.001 (“Common Stock”), pursuant to, and subject to the terms and provisions of the Plan.

NOW, THEREFORE, in consideration of the Grantee’s past services actually rendered to the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.    Grant of Restricted Stock and Escrow of Restricted Stock.

a.  Grant of Restricted Stock.    The Grantee is entitled to [insert number of shares] shares of Common Stock pursuant to the terms and conditions of this Agreement (the “Restricted Stock”).

b.  Escrow of Restricted Stock.    To secure the availability for delivery of the Grantee’s Restricted Stock, the Grantee hereby appoints the Treasurer of the Company, or any other person designated by the Company as escrow agent, as its attorney-in-fact to assign and transfer unto the Company such Restricted Stock, if any, forfeited by the Grantee pursuant to Section 4 below and shall, upon execution of this Agreement, deliver and deposit with the Treasurer of the Company, or such other person designated by the Company, the share certificates representing the Restricted Stock, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A (or alternatively, have the shares held in electronic form in an account by the Company’s transfer agent or other designee, subject to the restrictions). The Restricted Stock and stock assignment shall be held by the Treasurer in escrow (or the shares held by the Company’s stock transfer agent or other designee shall be held) until the Restricted Period (as defined below) has lapsed with respect to the shares of Restricted Stock, or until such time as this Agreement no longer is in effect.

2.    Restrictions and Restricted Period.

a.  Restrictions.    Shares of Restricted Stock granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture as described in Section 4 below until the lapse of the Restricted Period (as defined below).

b.  Restricted Period.    [REVISE BASED UPON VESTING SCHEDULE] Unless the Restricted Period is previously terminated pursuant to Section 4 of this Agreement, the Restrictions described in Section 2.a (the “Restrictions”) shall lapse and the shares of Restricted Stock shall become fully and freely transferable (provided, that such transfer is otherwise in accordance with federal and state securities laws) and non-forfeitable as to [ 1/4 of the shares of Restricted Stock (rounded down to the nearest whole share) on the first anniversary of the Date of Grant and as to an additional  1/48 (rounded down to the nearest whole share) on the [    ] day of each month, beginning [Insert the date 13 months after the Date of Grant] (the “Restricted Period”), provided that vesting shall cease upon the termination of Grantee’s continuous employment with the Company]. Notwithstanding anything to the contrary, the release of the shares of Restricted Stock hereunder shall be conditioned upon Grantee making adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the release of the shares from the Restrictions (or at the time a Section 83(b) election is made), whether by withholding, direct payment to the Company, or otherwise.

3.    Rights of a Stockholder.    From and after the Date of Grant and for so long as the Restricted Stock is held by or for the benefit of the Grantee, the Grantee shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, including, but not limited to, the right to receive dividends and the right to vote such shares. If there is any stock dividend, stock split or other change in character or amount of the Restricted Stock, then in such event, any and all new, substituted or additional securities to which Grantee is entitled by reason of the Restricted Stock shall be immediately subject to the Restrictions with the same force and effect as the Restricted Stock subject to such Restrictions immediately before such event.

4.    Cessation of Employment.    In the event of the Grantee’s termination of employment for any reason, the shares of Restricted Stock and any and all accrued but unpaid dividends that at that time have not been released from the Restrictions, automatically shall be forfeited to the Company without payment of any consideration by the Company, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock or certificates. In the event Grantee becomes a Consultant or non-Employee Director, such change in status shall be deemed a termination of employment or service with the Company at the time of such change in status whereupon, the provisions of this Section 4 shall apply.

5.    Certificates.    Restricted Stock granted herein may be evidenced in such manner as the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, then the Company shall retain physical possession of the certificates.

6.    Legends.    All certificates representing any of the shares of Restricted Stock subject to the provisions of this Agreement shall have endorsed thereon the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THE SHARES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

7.    Tax Consequences.    Set forth below is a brief summary as of the date of grant of certain United States federal income tax consequences of the award of the Restricted Stock. THIS SUMMARY DOES NOT ADDRESS EMPLOYMENT, SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO GRANTEE. GRANTEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

Unless the Grantee makes a Section 83(b) election as described below, the Grantee shall recognize ordinary income at the time or times the restrictions lapse with respect to the shares of Restricted Stock that have been released from the Restricted Period in an amount equal to the the fair market value of such shares on each such date and the Company shall be required to collect all the applicable withholding taxes with respect to such income. The obligations of the Company under the Plan are conditioned on your making arrangements for the payment of any such taxes.

8.    Section 83(b) Election.    The Grantee hereby acknowledges that he has been informed that, with respect to the grant of Restricted Stock, an election may be filed by the Grantee with the Internal Revenue Service, within 30 days of the Date of Grant, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed currently on the fair market value of the Restricted Stock on the Date of Grant.

IF THE GRANTEE CHOOSES TO FILE AN ELECTION UNDER SECTION 83(B) OF THE CODE, THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.

BY SIGNING THIS AGREEMENT, THE GRANTEE REPRESENTS THAT HE HAS REVIEWED WITH HIS OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT HE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. THE GRANTEE UNDERSTANDS AND AGREES THAT HE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

9.    Termination of this Agreement.    Upon termination of this Agreement, all rights of the Grantee hereunder shall cease.

10.    Miscellaneous.

a.  Notices.    Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee either at his address herein below set forth or such other address as he may designate in writing to the Company, or to the Company to the attention of the General Counsel, at the Company’s address or such other address as the Company may designate in writing to the Grantee.

b.  Failure to Enforce Not a Waiver.    The failure of the Company or the Grantee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

c.  Governing Law.    This Agreement shall be governed by and construed according to the laws of the State of California without giving effect to the choice of law principles thereof.

d.  Amendments.    This Agreement may be amended or modified at any time by an instrument in writing signed by the Parties. The Grantee agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Agreement.

e.  Agreement Not a Contract of Employment.    Neither the grant of Restricted Stock, this Agreement nor any other action taken in connection herewith shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee is an employee of the Company or any subsidiary or affiliate of the Company.

f.  Entire Agreement; Plan Controls.    This Agreement and the Plan contain the entire understanding and agreement of the Parties concerning the subject matter hereof, and supersede all earlier negotiations and understandings, written or oral, between the Parties with respect thereto. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated by reference into this Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. By signing this Agreement, the Grantee confirms that he has received a copy of the Plan and has had an opportunity to review the contents thereof.

g.  Captions.    The captions and headings of the sections and subsections of this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

h.  Counterparts.    This Agreement may be executed in counterparts, each of which when signed by the Company or the Grantee will be deemed an original and all of which together will be deemed the same agreement.

i.  Assignment.    The Company may assign its rights and delegate its duties under this Agreement. If any such assignment or delegation requires consent of any state securities authorities, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Grantee, his heirs, executors, administrators, successors and assigns.

j.  Severability.    This Agreement will be severable, and the invalidity or unenforceability of any term or provision hereof will not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any invalid or unenforceable term or provision, the Parties intend that there be added as a part of this Agreement a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

OPENWAVE SYSTEMS INC.

By:
James Engle Vice President, Taxation and Treasurer

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement.

Number of Shares

Address

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, [                                        ] (the “Grantee”) hereby assigns and transfers unto Openwave Systems Inc., a Delaware corporation (the “Company”), (                    ) shares of Company’s common stock, par value $0.001 per share (the “Common Stock”), standing in the Grantee’s name on the books of said corporation represented by Certificate No.      herewith and does hereby irrevocably constitute and appoint                                          to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Assignment Separate from Certificate may be used only in accordance with the Restricted Stock Agreement (the “Agreement”) of the Company and the undersigned dated                                         .

Dated:                  ,          Signature:

INSTRUCTIONS:  Please do not fill in any blanks other than the signature line. The purpose of this Assignment Separate from Certificate is to return the shares to the Company in the event the Grantee forfeits any of such shares as set forth in the Agreement, without requiring additional signatures on the part of the Grantee. This Assignment Separate from Certificate must be delivered to the Company with the above Certificate No.     .

EXHIBIT A

RESTRICTED STOCK BONUS GRANTS UNDER THE OPENWAVE SYSTEMS INC.
2001 STOCK COMPENSATION PLAN HAVE BEEN MADE TO THE FOLLOWING
EXECUTIVE OFFICERS OF THE COMPANY

Participant	Grant Date	Number of Restricted Shares	Purchase Price	Vesting Schedule
Kevin Kennedy	8/23/01	150,000	$0.00	25,000 shares on date of grant, an additional 25,000 at the end of each calendar quarter beginning 12/31/01 with 100% vested on 12/31/02